Written Statement of the Vice President, Treasurer, Secretary, and Chief
                 Financial Officer Pursuant to 18 U.S.C. Section 1350

     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President, Treasurer, Secretary, and Chief Financial Officer of National Research Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 /s/ Patrick E. Beans
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Patrick E. Beans
May 15, 2003





A signed original of this written statement required by Section 1350 has been provided to National Research Corporation and will be retained by National Research Corporation and furnished to the Securities and Exchange Commission or its staff upon request.